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                                                                   Exhibit 10.20

CONSULTING CONTRACT
THIS AGREEMENT made as of the 1st day of October, 2001.

BETWEEN:

                  SECURITY BIOMETRICS INC.,
                  a company incorporated under the laws of the State of Nevada and having a place of business at 1410 - 1030 West Georgia Street, Vancouver, B.C., V6E 2Y3

                  (hereinafter called the "CORPORATION")

                                                               OF THE FIRST PART

AND:

                  STEPHEN J. HENRY, Businessman, of
                  7924 Limewood Place
                  Vancouver, B.C.
                  V5S 4A7

                  (hereinafter called the "CONSULTANT")

                                                              OF THE SECOND PART

WHEREAS the Corporation and the Consultant agreed to enter into this Agreement to the set out the terms and conditions governing the relationship between the Corporation and the Consultant with respect to the Consultant providing the Services (hereinafter defined) to the Corporation.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the covenants, agreements and payments herein set out and provided for and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged and agreed to by the parties), the parties hereto covenant and agree as follows;

ARTICLE I
DEFINITIONS AND INTERPRETATION

                                   DEFINITIONS

1.1 In this Agreement (including any Schedules attached hereto), the following expressions shall have the following meanings:


         y) "BUSINESS DAY" means any day, other than a Saturday, Sunday or any other day on which the principle chartered banks located in the City of Vancouver are not opened for business during normal banking hours;

         z) "CONFIDENTIAL INFORMATION" means all information, know-how, data, techniques, knowledge and other confidential information of every kind or character with




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                  respect to the businesses of the Corporation or corporate
                  affairs and operations of the Corporation and includes, without limitation, shareholder data, compensation rates and methods, personnel information and customer information including customer lists stating names of contacts, telephone numbers and other customer information;

         aa) "CONSULTING FEES" means the fees to be paid to the Consultant by the Corporation as set out in Schedule "B" attached hereto and forming part hereof;

         bb) "SERVICES" means those services described in Schedule "A" attached hereto and forming part hereof;

         cc) "DATE OF TERMINATION" means the date the Termination Notice is given by the Corporation or the Consultant (as the case may be) to the Corporation or the Consultant (as the case may be) in accordance with paragraphs 5.1, 5.2 or 5.3 hereof;

         dd) "JUST CAUSE" has the meaning ascribed to same by the Courts of the State of Nevada;

         ee) "NON-COMPETITION PERIOD" means the period of time determined as follows:

                  (i) If the Corporation terminates this Agreement in accordance with paragraph 5.1 hereof, or, the Consultant terminates this Agreement in accordance with paragraph 5.3 hereof, then, the Non-Competition Period shall be for one (1) year (12 months); OR

                  (ii) If the Corporation terminates this Agreement in accordance with paragraph 5.2 hereof, then, the Non-Competition Period shall commence on the Date of Termination and shall end at the expiry of the Term; OR

                  (iii) If the Term expires in the ordinary course of business, and, a Date of Termination did not occur before the expiry of the Term, then, the Non-Competition Period shall be one (1) year (12 months) commencing on the expiry of the Term; OR

                  (iv) If the Term is extended, either verbally or in writing, and the Corporation and the Consultant do not agree in writing to the contrary, then, the Non-Competition Period shall be for one (1) years (12 months) commencing on the date that the Consultant is no longer retained by the Corporation;

         ff)      "STOCK OPTIONS" means the stock options described in paragraph
                  4.1 hereof;

         gg) "STOCK OPTION PLAN" means the stock option plan registered as the Corporation's approved option plan;

         hh)      "TERM" means the two (2) year period specified in paragraph
                  2.2 hereof;



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         ii)      "TERMINATION NOTICE" means the notice in writing given by the
                  Corporation to the Consultant in accordance with paragraphs
                  5.1 or 5.2 hereof, and, the notice in writing given by the Consultant to the Corporation in accordance with paragraph 5.3 hereof; and

         jj)      "THE AGREEMENT" or "THIS AGREEMENT" means this Consulting
                  Contract.

                                    HEADINGS

1.2 The headings of the Articles, clauses and paragraphs herein are inserted for convenience of reference only and shall not affect the meaning of construction hereof.

                                    PREAMBLE

1.3 The preamble hereto shall form an integral part of this Agreement.

                                    SCHEDULES

1.4 All Schedules referred to in this Agreement shall be deemed to be incorporated in and shall form part of this Agreement.

                                 GOVERNING LAWS

1.5 This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada and any federal laws of the United States of America applicable therein.

                                    CURRENCY

1.6 All dollar amounts referred to in this Agreement are US dollars and all dollar amount calculations to be made or paid (as the case may be) in accordance with this Agreement are to be made and paid in US dollars.

                                NUMBER AND GENDER

1.7 All words importing the singular number include the plural and vice versa, and all words importing gender include the masculine, feminine and neutral genders.

ARTICLE 2
ENGAGEMENT/TERM

                                   ENGAGEMENT

2.1 The Corporation hereby retains the Consultant to perform the Services and the Consultant agrees to accept such engagement and to perform the Services, all in accordance with the express terms, duties and obligations set out in this Agreement.

                                      Term

2.2 This Agreement shall continue in full force and affect until the expiration of two (2) years from October 1, 2001, and thereafter shall be subject to renegotiation or renewal at the discretion of the board of directors of the Corporation.

                                  Relationship

2.3 The relationship between the Corporation and the Consultant created by this Agreement is that of an independent contractor relationship and the Consultant shall not be or be deemed to be an employee of the Corporation.



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                                 Non-Exclusivity

2.4 During the Term the Consultant shall be free to engage in other business activities provided such other business activities do not violate the terms and conditions of this Agreement or interfere with the ability of the Consultant to provide the Services in accordance with the terms and conditions of this Agreement.

ARTICLE 3
SERVICES/POWERS/REPORTING

                                    Services

3.1 The Consultant shall, during the Term, perform the Services to the best of his skill and ability and attend to the performance of the Services at such specific times and days as reasonably directed by the Chief Executive Officer of the Corporation.

                                     Powers

3.2 During the Term the Consultant shall have all powers reasonably required by the Consultant to perform the Services, including the power assigned to any position of authority in the Corporation to which the Consultant is appointed as set out in Schedule "A" attached hereto and forming part hereof.

                                    Reporting

3.3 In carrying out the Services the Consultant shall report to the Chief Executive Officer of the Corporation or, if requested by the Chief Executive Officer of the Corporation, to such other person or persons as may be designated by the Chief Executive Officer of the Corporation from time to time.

                                    Location

3.4 During the Term the Consultant shall initially perform the Services at the Corporation's offices in Vancouver, British Columbia, however, the Consultant shall, if requested by the Corporation, perform the Services at such other locations as may be agreed upon, from time to time, by the Corporation and the Consultant.

ARTICLE 4
FEES AND DISBURSEMENTS

                               Fees/Stock Options

4.1 In consideration of the Consultant performing the Services the Consultant shall, subject to Article 5 hereof, receive from the Corporation the following:

         c)       the Consulting Fees; and

         d) the stock options ("Stock Options") for the purchase of shares in the Corporation pursuant to the Stock Option Plan to be issued in the amount and in the manner set forth in Schedule "B" attached hereto and forming part hereof.

                                  Disbursements

4.2 The Corporation shall pay and reimburse the Consultant for all reasonable business expenses incurred by the Consultant in performing the Services which reimbursement shall be in such manner as may be agreed upon, from time to time, by the Corporation and the Consultant.



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ARTICLE 5
TERMINATION

                                   Just Cause

5.1 The Corporation shall be entitled, upon written notice to the Consultant, to terminate this Agreement at any time for Just Cause. If this Agreement is terminated for Just Cause, then, any of the Stock Options already vested and exercised by the Consultant in accordance with the Stock Option Plan will belong to the Consultant and the Corporation shall pay to the Consultant the Consulting Fees payable to the Date of Termination.

                               Without Just Cause

5.2 The Corporation shall be entitled, upon written notice to the Consultant, to terminate this Agreement at any time and for whatever reason, other than Just Cause. If the Corporation terminates this Agreement without Just Cause, then, all of the Stock Options (whether vested and exercised or not) shall belong to the Consultant and the Corporation shall pay to the Consultant the Consulting Fees required to be paid by the Corporation to the Consultant until the expiry of the Term as if this Agreement had not been terminated in accordance with this paragraph.

                            Termination By Consultant

5.3 The Consultant may voluntarily terminate this Agreement upon one (1) months' written notice to the Corporation, in which case the Consultant shall continue to provide the Services until the Date of Termination. If this Agreement is terminated by the Consultant in accordance with this paragraph, then, all of the Stock Options (whether vested and exercised or not) shall belong to the Consultant and the Corporation shall pay to the Consultant the Consultant Fees required to be paid by the Corporation to the Consultant up to and including the Date of Termination.

ARTICLE 6
NON-COMPETITION/CONFIDENTIALITY

                         Non-Competition During the Term

6.1 The Consultant recognizes and understands that in performing the Services the Consultant will occupy a position of high fiduciary trust and confidence, pursuant to which the Consultant will develop and acquire wide experience and knowledge with respect to all aspects of the businesses of the Corporation. It is the expressed intent and agreement of the Consultant and the Corporation that such knowledge and experience shall be used solely and exclusively in the furtherance of the business interests of the Corporation and not in any manner detrimental to the Corporation. The Consultant therefore agrees that so long as he is employed by the Corporation pursuant to this Agreement the Consultant shall not engage in any practice or business in competition with the businesses of the Corporation.

                                 Confidentiality

6.2 The Consultant further recognizes and understands that in the performance of the Services the Consultant will become knowledgeable, aware and possess Confidential Information. The Consultant therefore agrees that except with the consent of the Chief Executive Officer of the Corporation, the Consultant shall not disclose such Confidential Information to any persons not employed by the Corporation so long as the Consultant is governed by this Agreement and thereafter for and during the Non-Competition Period; provided that the foregoing shall not apply to any Confidential Information which is or becomes known to the public or to the competitors of the Corporation other than by a breach of this Agreement. On





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or before the Date of Termination the Consultant shall return any and all items of property belonging to the Corporation and the Consultant:

         k) shall not remove any of the Corporations files, information, computer data, customer lists, market or sales records;

         l) shall not divulge to anyone information obtained in regard to the methods of doing business information as to costs, prices, profits, markets, sales, information as to customers or affairs of the Corporation;

         m) shall not call upon to serve or endeavor to serve any of the customers and/or patronage of the Corporation with any products or services in competition with the Corporation;

         n) shall not directly or indirectly solicit, take away or endeavor to take away any of the customers and/or patronage of the Corporation; and

         o) shall not directly or indirectly solicit, take away, hire, employ or endeavor to employ any of the employees of the Corporation.

                        Non-Competition After Termination

6.3 The Consultant shall not either directly or indirectly as principal, agent, owner, partner, shareholder, director, officer, consultant/advisor or otherwise, own, operate, be engaged in the operation of or provide consulting services to or have any financial interest in any business operation whether a proprietorship, partnership, joint venture or private company, or otherwise carrying on or engaged in any business competing with the Corporation during the Non-Competition Period unless such activity is consented to in writing by the Chief Executive Officer of the Corporation.

                                 Acknowledgment

6.4 The Consultant and the Corporation acknowledge and agree that period of time comprising the Non-Competition Period is reasonable and fair to the Consultant.

                               Proprietary Rights

6.5 Notwithstanding anything to the contrary contained in this Agreement, it is expressly acknowledged and understood by the Consultant that all of the Services performed by the Consultant or work product generated by the Consultant during the Term shall vest in the Corporation absolutely and the Consultant shall have no proprietary rights of any nature and kind in and to same.

ARTICLE 7
GENERAL

                                      Time

7.1 Time shall be of the essence of this Agreement.



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                                Entire Agreement

7.2 This Agreement constitutes the entire agreement between the parties hereto with respect to the retaining of the Consultant by the Corporation to perform the Services. There are not and shall not be any verbal statements or representations, warranties, undertakings or agreements among the parties and this Agreement may not be amended or modified in any respect except by written instrument signed by the parties hereto.

                                  Resignations

7.3 The Consultant agrees that after the Date of Termination or the expiry of the Term (as the case may be) the Consultant will tender to the Corporation the Consultant's resignation from any position he may hold with the Corporation.

                            Amendments/Modifications

7.4 No amendment or modification of this Agreement shall be binding unless in writing, signed by each of the parties hereto. No waiver by either party hereto of any breach of any of the provisions of this Agreement shall take effect or be binding upon the party unless in writing and signed by such party. Unless otherwise provided therein, such waiver shall not limit or affect the rights of such party with respect to any other breach.

                                Further Documents

7.5 The parties hereto agree to execute and deliver such further and other documents and perform and cause to be performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

                                  Severability

7.6 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                                   Assignment

7.7 This Agreement shall not be assigned by either party hereto without the consent of the other party which consent may be arbitrarily withheld.

                                  Continuation

7.8 For greater certainty it is agreed that a Date of Termination or the expiry of the Term shall not relieve the parties to this Agreement from complying with their respective obligation as set out in this Agreement.

                             Successors and Assigns

7.9 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, legal personal representatives, successors and permitted assigns.

                                     Notices

7.10 Any notice, direction or other instrument required or permitted to be given to the Corporation or Consultant hereunder shall be in writing and may be given by mailing the same postage prepaid or delivering or telecopying the same addressed to the Consultant or the Corporation at the addresses hereinafter set forth.

         (a)      As to the Consultant:


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                  Stephen J. Henry
                  7924 Limewood Place
                  Vancouver, B.C.
                  V5S 4A7

         (b)      As to the Corporation:
                Security Biometrics Inc.
                1410 - 1030 West Georgia Street
                Vancouver, B.C.
                V6E 2Y3
If any notice, direction or other instrument is given by telecopier, then, such notice, direction or other instrument shall be deemed to have been given or made on the day of sending the telecopy if sent during the recipient's normal business hours on a business day or otherwise on the next business day. If there is a disruption in postal service, then, any notice to be given in accordance with this Agreement shall be delivered or sent by telecopier and shall not be mailed. Notwithstanding anything to the contrary contained in this Agreement or this paragraph 7.10, any Termination Notice given by the Consultant or Corporation (as the case may be) pursuant to this Agreement, shall be delivered and shall not be mailed or sent by postage pre-paid or sent by telecopier. The Consultant or Corporation may change his or their address for service from time to time by notice given in accordance with this paragraph 7.10.

                        Counterparts/Facsimile Execution
7.11 This Agreement may be executed in one or more counterparts and/or by facsimile and, when so executed shall form one Agreement and shall be as valid and binding on all parties hereto as any other counterpart
IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SECURITY BIOMETRICS INC.


Per:  /s/ George Gould                                      /s/ Stephen Henry
--------------------------------------------------------    -------------------------------------------------
Authorized Signatory                                        STEPHEN J. HENRY

--------------------------------------------------------
Authorized Signatory

--------------------------------------------------------
Authorized Signatory




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SERVICES

1. During the term the Consultant shall perform the following services, namely:

         Planning

                  o Ensure adequate financing available prior to implementation of certain stages of the business plan.

                  o Assist in raising adequate capital by working with senior management and capital finance representatives.

                  o Assist in the development of Investor Relations plans.

         Policies and Procedures

                  o Work with senior management to establish sound policies and procedures to assist in the implementation of the Business Plan, meet all human resource concerns, meet Board of Director guidelines, meet compliance concerns, enhance monitoring effectiveness, and subsequent liaison and reporting deadlines.

                  o Work with senior management to amend policies and procedures as required.

         Monitoring

                  o        Ensure proper accounting records are maintained.

                  o Ensure proper systems of internal control and internal check are established and maintained to provide for accurate, complete and timely reporting.

                  o        Ensure corporate assets are adequately protected.

                  o Monitor protective covenants of debt and equity to assure compliance.

                  o Monitor stock options and warrants to assure compliance.




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         Ensure Compliance with

                  o        Regulatory authority guidelines and deadlines.

                  o        Board Resolutions and guidelines.

                  o        Policy and procedures.

                  o Report on variances to compliance to senior management and to Board if material.

         Liaison

                  o        Auditors, Lawyers, and Regulatory Authorities.

                  o        Board of Directors and Senior Management.

                  o        Human Resources.

         Management

                  o Work with senior management to provide an atmosphere necessary to achieve business plan objectives.

                  o Work to ensure that company consistently receives values for the services and expenditures incurred and paid out.

         Reporting

                  o Prepare and/or approve and/or assist in preparing Business Plans, Policy and Procedures, and periodic reports.

                  o Prepare and/or approve and/or assist in preparing financial reporting for shareholder, director and regulator compliance.

2. To enable the Consultant to perform the Services the Consultant will hold the title of Secretary of the Corporation and President of Biometrics Security Inc. or such other titles/positions as may, from time to time, be designated by the Chief Executive Officer of the Corporation.

1. Consulting Fees

1.3 The Consulting Fee to be paid by the Corporation to the Consultant shall consist of the sum of the following:

         a) a monthly fee of $5,000.00 (US) per month payable on the first day of each and every month during the Term; and



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         b)       a car allowance of $350.00 (US) per month payable on the first day of each and every month during the Term.

2. Stock Options

2.2 In addition to the Consulting Fees described in paragraph 1.1 of this Schedule "B" and in addition to the rights of the Consultant as set out in paragraph 3.1 hereof, the Consultant shall receive, in accordance with the Stock Option Plan and in addition to any option already held or owed by the Consultant, 100,000 additional options in the stock of the Corporation at a price not to exceed those granted to the Chief Executive Officer of the Corporation. The Stock Options referred to in this paragraph shall vest on the basis of 25% per quarter during the Term.

3. Other Compensation

3.2      Nothing herein will disentitle the Consultant from participating in:

         a) any pension plan, bonus program, health/medical plan, insurance plan, benefit plan or retirement plan; or

         b) the Stock Option Plan or any stock purchase plan in addition to the participation set out in paragraph 2.1 of this Schedule "B";

established by the Corporation, from time to time, and to such extent and in such amounts as officers and executives of the Corporation are entitled to participate in same by the Board of Directors of the Corporation.







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